Exhibit 10.8

CONFIDENTIAL TREATMENT REQUESTED

EXCLUSIVE LICENSE AGREEMENT

THIS EXCLUSIVE LICENSE AGREEMENT (this “Agreement”) dated as of Feb. 13, 2017 (the “Effective Date”) is entered into between GYN Holdings, Inc. a Delaware corporation having a place of business at c/o Pear Tree Pharmaceuticals, Suite 4-200, 275 Grove Street, Newton, MA 02466 (“Company”) and Bernadette Klamerus, an individual with a mailing address at P.O. Box 225 Carmichaels, PA 15320 (the “Licensor”).

WHEREAS, Licensor owns or has rights in and to certain Patent Rights and Know-How (as defined below).

WHEREAS, Company desires to obtain an exclusive license under Licensor’s rights in and to the Patent Rights and Know-How.

WHEREAS, the Licensor has become a party to the Amended and Restated Exclusive License Agreement dated as of July 14, 2006 and amended as of October 10, 2007 (together with all exhibits, schedules and as may be further amended from time to time after the date hereof, the “Master Agreement”) with Pear Tree Pharmaceuticals, Inc. (“Pear Tree”), the sole equity holder of the Company, and the other parties named therein, as partial consideration for entering into this Agreement.

WHEREAS, the Company will sublicense all of its rights under this Agreement to Pear Tree.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the parties hereby agree as follows:

1.DEFINITIONS

For purposes of this Agreement, the terms defined in this Section 1 shall have the respective meanings set forth below:

1.1“Affiliate” shall mean, with respect to any Person, any other Person which directly or indirectly controls, is controlled by, or is under common control with, such Person. A Person shall be regarded as in control of another Person if it owns, or directly or indirectly controls, at least fifty percent (50%) of the voting stock or other ownership interest of the other Person, or if it directly or indirectly possesses the power to direct or cause the direction of the management and policies of the other Person by any means whatsoever.

1.2“Business” shall mean that portion of Pear Tree’s business related to activities that require Pear Tree’s exercise of its sublicense rights under this Agreement and/or its license rights under the Master Agreement, including without limitation the research, development and/or commercialization of Licensed Products as defined herein or therein.

1.3“Field” shall mean all fields of use.

1.4“Governmental Approval(s)” means any and all permits, licenses, approvals, and authorizations required by any competent authority, government regulatory agency, including but not limited to the FDA, MHLW, and the EMEA and their successor organizations, as a prerequisite to the development, manufacturing, packaging, marketing, and selling of a Licensed Product.

1.5“Know-How” shall mean all trade secret and other know-how rights in and to all data, information, compositions and other technology (including, but not limited to, formulae, procedures, protocols, techniques and results of experimentation and testing) previously disclosed by Licensor to Pear Tree and which are necessary or useful for Company to make, use, develop, sell or seek regulatory approval to market a composition, or to practice any method or process, at any time claimed or disclosed in any issued patent or pending patent application within the Patent Rights.

1.6“Licensed IP Rights” shall mean, collectively, the Patent Rights and the Know-How.

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

1.7Licensed Product.  Any product that is covered in whole or in part by a Valid Claim within the Patent Rights.

1.8“Patent Rights” shall mean (a) the patents and patent applications listed on Exhibit A hereto, (b) all foreign counterparts to the patents and patent applications listed on Exhibit A, (c) all divisions, continuations, continuations-in-part, that claim priority to, or common priority with, the patent applications listed in clauses (a) - (b) above or the patent applications that resulted in the patents described in clauses (a) - (b) above, and (d) all patents that have issued or in the future issue from any of the foregoing patent applications, including utility, model and design patents and certificates of invention, together with any reissues, renewals, extensions or additions thereto.

1.9“Person” shall mean an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, pool, syndicate, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

1.10“Territory” shall mean the world.

1.11“Third Party” shall mean any Person other than Licensor, Company and their respective Affiliates.

1.12“Valid Claim” shall mean a claim of an issued and unexpired patent included within the Patent Rights, which has not been held permanently revoked, unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and which has not been admitted to be invalid or unenforceable through reissue or disclaimer or otherwise.

2.LICENSE GRANT

2.1Licensed IP Rights. For good and valuable consideration, the receipt of which is hereby acknowledged by Licensor, Licensor hereby grants to Company an exclusive license, with the right to grant sublicenses through multiple tiers (subject to Section 2.2), under the Licensed IP Rights to conduct research and to develop, make, have made, use, offer for sale, sell and import Licensed Products in the Territory for use in the Field. These rights shall be exclusive even to Licensor, and Licensor shall hereafter, during the term of this Agreement and subject to the terms and conditions of this Agreement, no longer have the right to license or otherwise transfer the Licensed IP Rights to any Third Party or to exercise or exploit the Licensed IP Rights for any purpose.

2.2Sublicenses. The parties hereby agree and acknowledge that, during the term of this Agreement, the Company shall sublicense its rights under this Agreement to Pear Tree pursuant to a written license agreement between the Company and Pear Tree substantially in the form attached hereto as Exhibit B (as amended from time to time, the “Pear Tree Sublicense”) and Pear Tree shall have the right to further sublicense the Licensed IP rights through multiple tiers, [***]. Once executed, the Pear Tree Sublicense may not be amended, nor may any provision thereof be waived by the Company, without the prior written consent of Licensor.

3.FINANCIAL CONSIDERATIONS & REPORTS; WAIVER

3.1As partial consideration for entering this Agreement, Pear Tree shall directly provide Licensor with all payments and reports due to her under the Master Agreement, including but not limited to those payments due under Article 4 and those reports due under Article 5 of such agreement. Any failure of on the part of Pear Tree to provide such payments and reports when and as due, subject to the terms of the Master Agreement, including but not limited to applicable cure periods and stay periods described Article 7 and Article 8 thereof, shall be deemed to be a material breach of this Agreement by the Company.

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

4.CONFIDENTIALITY

4.1Confidential Information. During the term of this Agreement, and for a period of five (5) years following the expiration or earlier termination hereof, each party shall maintain in confidence all information of the other party that is disclosed by the other party and identified as, or acknowledged to be, confidential at the time of disclosure (the “Confidential Information”), and shall not use, disclose or grant the use of the Confidential Information except on a need-to-know basis to those directors, officers, affiliates, employees, permitted licensees, permitted assignees and agents, consultants, clinical investigators or contractors (“Representatives”), provided that (i) such disclosure is reasonably necessary in connection with performing such party’s obligations or exercising its rights under this Agreement, (ii) such party informs its Representatives of the confidential nature of the Confidential Information being disclosed and (iii) each Representative is bound by a written agreement with the Company, corporate policy, or professional obligation that contains confidentiality and non-use provisions that are consistent with those set forth in this Section 4.1. The Recipient (defined below) shall be liable for any breaches of this Section 4.1 by its Representatives as if such breach was by the Recipient itself. For purposes of this Section 4, Pear Tree shall be deemed to be a Representative of Company. Each party shall notify the other promptly upon discovery of any unauthorized use or disclosure of the other party’s Confidential Information. The confidentiality obligations contained in Section 4.1 above shall not apply to the extent that (a) any receiving party (the “Recipient”) is required (i) to disclose information by law, regulation or order of a governmental agency or a court of competent jurisdiction (provided that the Recipient shall provide prior written notice of such required disclosure to the disclosing party and, at the request and expense of disclosing party, take reasonable and lawful actions to avoid and/or minimize the extent of such disclosure), or (ii) to disclose information to any governmental agency for purposes of obtaining approval to test or market a product; or (b) the Recipient can demonstrate that (i) the disclosed information was public knowledge at the time of such disclosure to the Recipient, or thereafter became public knowledge, other than as a result of actions of the Recipient in violation hereof; (ii) the disclosed information was rightfully known by the Recipient (as shown by its written records) prior to the date of disclosure to the Recipient by the other party hereunder; (iii) the disclosed information was disclosed to the Recipient on an unrestricted basis from a source unrelated to any party to this Agreement and not under a duty of confidentiality to the other party; or (iv) the disclosed information was independently developed by the Recipient without use of the Confidential Information disclosed by the other party. Notwithstanding any other provision of this Agreement, Company may disclose Confidential Information of the Licensor relating to information developed pursuant to this Agreement to any Person with whom Company has, or is proposing to enter into, a business relationship, provided that (i) the Company informs such Person of the confidential nature of the Confidential Information being disclosed, (ii) such Person is bound by a written agreement with the Company, corporate policy, or professional obligation that contains confidentiality and non-use provisions that are consistent with those set forth in this Section 4.1 and (iii) the Company shall be liable for any breaches of this Section 4.1 by such Person as if such breach was by the Company itself.

4.2Terms of this Agreement. Except as otherwise provided in Section 4.1 above, Licensor and Company shall not disclose any terms or conditions of this Agreement to any Third Party without the prior consent of the other party unless required by applicable law, as necessary for such party to enforce the terms of or exercise its rights under this Agreement. The Company may disclose the terms of this Agreement to potential investors and strategic partners of the Company under obligations of confidence substantially similar to those contained herein.

5.PATENT PROSECUTION AND MAINTENANCE; INFRINGEMENT AND OTHER ACTIONS

5.1The Company shall assume all future patent expenses.

5.2The Company shall diligently prosecute and maintain the Patent Rights as set forth in Exhibit A hereto (as the same may be amended or supplemented from time to time after the date hereof), including, but not limited to, the filing of patent applications for inventions, utilizing such patent counsel as may be mutually agreed upon by the parties hereto. Company agrees to diligently file, prosecute and maintain the Patent Rights in the United States. Licensor may request, in writing, that Licensor file, prosecute and

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

maintain Patent Rights in Canada, Japan, Australia, the United Kingdom, Germany, Spain, France and Italy (“Other Countries”); provided that, the Company shall have no obligation to comply with such request. Accordingly, should the Company choose not to comply with such request, then Licensor reserves the right to file, prosecute and maintain the Patent Rights in such Other Countries. The Company agrees to keep the Licensor reasonably well informed with respect to the status and progress of any such applications, prosecutions and maintenance activities including and to consult in good faith with the Licensor and take into account the Licensor’s comments and requests with respect thereto. Both parties agree to provide reasonable cooperation to each other to facilitate the application and prosecution of patents pursuant to this Agreement.

5.3The Company may, in its discretion, elect to abandon any patent application or issued patent comprising the Patent Rights. Prior to any such abandonment, the Company shall give the Licensor at least sixty (60) days’ notice and a reasonable opportunity to take over prosecution of such Patent Rights. In such event, the Licensor shall have the right, but not the obligation, to commence or continue such prosecution and to maintain any such Patent Rights under its own control and at its expense and the Company shall then make no further use of any such Patent Rights. The Company agrees to cooperate in such activities (at Licensor’s expense), including execution of any assignments or other documents necessary to enable the Licensor to obtain and retain sole ownership and control of such Patent Rights.

5.4The Company shall promptly notify Licensor of the issuance of each Governmental Approval and, where reasonably possible and reasonably useful or valuable in the commercialization of Licensed Products, use commercially reasonable efforts to apply or enable Company to apply for a patent term extension, adjustment or restoration, supplementary protection certificate, or other form of market exclusivity conferred by applicable laws (collectively, “Patent Term Extensions”). Licensor shall, to the extent reasonably possible and reasonably useful or valuable in the commercialization of Licensed Products, use commercially reasonable efforts to, if and as requested by the Company, obtain (or assist the Company in obtaining) all available Patent Term Extensions. The parties hereto shall cooperate with each other in obtaining Patent Term Extensions wherever and whenever applicable, reasonably possible to obtain, and reasonably useful or valuable in the commercialization of Licensed Products.

5.5The Company and the Licensor shall promptly provide written notice, to the other party, of any alleged infringement by a third party of the Patent Rights and provide such other party with any available evidence of such infringement.

5.6During the Term, the Company shall have the right, but not the obligation, to prosecute and/or defend, at its own expense and utilizing counsel of its choice, any infringement of, and/or challenge to, the Patent Rights. No settlement, consent judgment or other voluntary final disposition of any such suit may be entered into without the consent of the Licensor, which consent shall not be unreasonably withheld. The Company shall indemnify and hold the Licensor harmless against any costs, expenses or liability that may be found or assessed against the Licensor in any such suit other than resulting from the Licensor’s gross negligence, recklessness or willful misconduct.

5.7Any recovery of damages by the Company, in any such suit, shall be applied first in satisfaction of any unreimbursed expenses and legal fees of the Company relating to the suit and then to the Licensor for any credited royalties. The balance remaining from any such recovery shall be treated as royalties received by the Licensee from sublicenses and shared by the Licensors and the Licensee [***] percent ([***]%) to the Licensee and [***] ([***]%) percent to the Licensors.

5.8If within ninety (90) days from receipt of notice by the Company of any alleged infringement, the Company shall have been unsuccessful in persuading the alleged infringer to desist, or shall not have brought and shall not be diligently prosecuting an infringement action, or if the Company shall notify the Licensor, at any time prior thereto, of its intention not to bring suit against the alleged infringer, then, and in those events only, the Licensor shall have the right, but not the obligation, to prosecute, at its own expense and utilizing counsel of its choice, any infringement of the Patent Rights, and the Licensor may, for such purposes, join the Company as a party plaintiff. The total cost of any such infringement action commenced solely by the Licensor shall be borne by the Licensor and the Licensor shall keep any recovery

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

or damages for infringement or otherwise derived therefrom and such shall not be applicable to any royalty obligation of the Company.

5.9In any suit to enforce and/or defend the Patent Rights pursuant to this Agreement, the party not in control of such suit shall, at the request and expense of the controlling party, cooperate in all respects and, to the extent possible, have its employees testify when requested and make available relevant records, papers, information, samples, specimens, and the like.

6.TERMINATION

6.1Expiration. Subject to Sections 6.2 and 6.3 below, this Agreement shall expire on the expiration of Pear Tree’s obligation to pay royalties to Licensor under the Master Agreement and thereafter the Company shall have a fully paid-up, non-exclusive license under the Know-How to make, have made, use, sell, offer for sale and import Licensed Products in the Territory for use in the Field.

6.2Termination by Company. Company may terminate this Agreement, in its sole discretion, upon sixty (60) days prior written notice to Licensor.

6.3Termination for Cause.

6.3.1Except as otherwise provided in Section 8, Licensor may terminate this Agreement upon or after the breach of any material provision of this Agreement by Company if Company has not cured such breach within ninety (90) days after notice thereof by Licensor.

6.3.2Licensor shall have the right, but not the obligation, to terminate this Agreement upon thirty (30) days written notice (i) [***] or (ii) the Master Agreement terminates for any reason other than upon its expiration.

6.3.3This Agreement shall immediately terminate, without action of either party hereto, if Pear Tree is judicially declared bankrupt, or shall file a petition in bankruptcy, or if the business of Pear Tree shall be placed in the hands of a receiver, assignee or trustee for the benefit of creditors, whether by the voluntary act of Pear Tree or otherwise, provided, however, the Licensor or any of her agents or affiliates are not a party to any petition for bankruptcy or insolvency, or otherwise involved with or assist creditors of Pear Tree from pursuing such actions or like or similar actions.

6.4Effect of Expiration or Termination. Expiration or termination of this Agreement shall not relieve the parties of any obligation accruing prior to such expiration or termination, and the provisions of Sections 1, 3, 4, 6.4, 7, 8 and 9 shall survive the expiration or termination of this Agreement according to their respective terms. For the avoidance of doubt, if this Agreement is terminated for any reason other than expiration pursuant to Section 6.1, then the Company, Licensor and Pear Tree hereby agree that (i) such termination shall not relieve or reduce Pear Tree’s obligations to timely provide Licensor with all payments and reports required by the Master Agreement, (ii) the Company shall not be entitled to the fully-paid up license referenced in Section 6.1 upon the expiration of Pear Tree’s obligation to pay royalties to Licensor under the Master Agreement; and (iii) all sublicenses of the Company, including without limitation, the Pear Tree Sublicense, shall terminate concurrently with this Agreement.

7.INDEMNIFICATION; WAIVER OF SPECIAL DAMAGES

7.1Indemnification. Company shall defend, indemnify and hold Licensor harmless from all losses, liabilities, damages and expenses (including attorneys’ fees and costs) incurred as a result of any claim, demand, action or proceeding arising out of any breach of this Agreement by Company, or the gross negligence or willful misconduct of Company in the performance of its obligations under this Agreement, except in each case to the extent arising from the gross negligence or willful misconduct of Licensor or the material breach of this Agreement by Licensor.

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

7.2IN NO EVENT SHALL EITHER PARTY OR THEIR AFFILIATES BE LIABLE FOR SPECIAL, PUNITIVE, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER LEGAL THEORY AND IRRESPECTIVE OF WHETHER SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF ANY SUCH LOSS OR DAMAGE.

8.NO IMPLIED WARRANTIES

8.1EXCEPT AS SET FORTH IN THIS AGREEMENT, LICENSOR DOES NOT MAKE AND EXPRESSLY DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND VALIDITY OF PATENTED RIGHTS CLAIMS, ISSUED OR PENDING.

8.2NOTHING HEREIN SHALL BE CONSTRUED AS A REPRESENTATION OR WARRANTY BY LICENSOR TO THE COMPANY THAT THE PATENT RIGHTS AND KNOW-HOW ARE NOT INFRINGED BY ANY THIRD PARTY, OR THAT THE PRACTICE OF SUCH RIGHTS DOES NOT INFRINGE ANY INTELLECTUAL PROPERTY RIGHTS OF ANY THIRD PARTY.

9.MISCELLANEOUS

9.1Notices. Any consent, notice or report required or permitted to be given or made under this Agreement by one of the parties hereto to the other party shall be in writing, delivered by any lawful means to such other party at its address indicated below, or to such other address as the addressee shall have last furnished in writing to the addressor and (except as otherwise provided in this Agreement) shall be effective upon receipt by the addressee.

If to Licensor:Bernadette Klamerus

P.O. Box 225

Carmichaels, PA 15320

with a copy to:Wilmer Cutler Pickering Hale and Dorr LLP

60 State Street

Boston, MA 02109

Phone: 617.526.6015

Attention: Mary Rose Scozzafava Ph.D.

If to Company:c/o Pear Tree Pharmaceuticals, Inc.

275 Grove Street

Suite 4-200

Newton, MA 02466

with a copy to:Wyrick Robbins Yates & Ponton, LLP

4101 Lake Boone Trail

Suite 300

Raleigh, NC 27607.7506

Phone: 919.781.4000

Attention: David Mannheim

9.2Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to the conflicts of law principles thereof.

9.3Assignment. Company shall not assign its rights or obligations under this Agreement without the prior written consent of Licensor, provided, however, that Company may, without such consent,

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

assign this Agreement and its rights and obligations hereunder to an acquirer (i) in connection with the transfer or sale of all or substantially all of the Business, or (ii) in the event of its merger, consolidation, change in control or similar transaction in connection with the sale of (a) Pear Tree or (b) all or substantially all of the Business. For the avoidance of doubt, this Agreement shall “run with” the Business and the Master Agreement and the Company shall not assign its rights or obligations under this Agreement to an acquirer pursuant to the immediately preceding sentence unless such acquirer (i) acquires all or substantially all of the Business, including the Master Agreement and (ii) expressly agrees to assume this Agreement and the Master Agreement. Any attempted assignment in violation of this Section 9.3 shall be void ab initio. Any permitted assignee shall assume all obligations of its assignor under this Agreement. For the avoidance of doubt, no permitted assignment by the Company of this Agreement shall relieve or reduce Pear Tree’s obligations under the Master Agreement.

9.4Waivers and Amendments. No change, modification, extension, termination or waiver of this Agreement, or any of the provisions herein contained, shall be valid unless made in writing and signed by duly authorized representatives of the Company and Licensor.

9.5Force Majeure. Neither party shall be held liable or responsible to the other party nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement to the extent, and for so long as, such failure or delay is caused by or results from causes beyond the reasonable control of the affected party including but not limited to fire, floods, embargoes, war, acts of war (whether war be declared or not), acts of terrorism, insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any governmental authority or the other party.

9.6Entire Agreement. This Agreement and the Master Agreement (solely with respect to payment and reporting obligations) embodies the entire agreement between the parties and supersedes any prior representations, understandings and agreements between the parties regarding the subject matter hereof. There are no representations, understandings or agreements, oral or written, between the parties regarding the subject matter hereof that are not fully expressed herein.

9.7Severability. Any of the provisions of this Agreement which are determined to be invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability in such jurisdiction, without rendering invalid or unenforceable the remaining provisions hereof and without affecting the validity or enforceability of any of the terms of this Agreement in any other jurisdiction.

9.8Waiver. The waiver by either party hereto of any right hereunder or the failure to perform or of a breach by the other party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other party whether of a similar nature or otherwise.

9.9Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

EXHIBIT A

Patent Rights

•	US Patent Application Ser. No. 11/757,787, filed June 4, 2007
•	the PCTUS07/70323 application and any national phase application derived from or corresponding to PCTUS07/70323
•	US Patent Application Ser. No. 12/163,334, filed June 27, 2008

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

EXHIBIT B

Pear Tree Sublicense

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the Effective Date.

BERNADETTE KLAMERUS

By:  /s/ Bernadetter Klamerus

Name:  Bernadette Klamerus

Title:  RPh

GYN HOLDINGS, INC.

By:  /s/ Fred Mermelstein

Name:  Fred Mermelstein

Title:  President

Agreed and Acknowledged:

PEAR TREE PHARMACEUTICALS, INC.

By:  /s/ Stephen Rocamboli

Name:  Stephen Rocamboli

Title:  President

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.